Exhibit 99.1

OPKO Announces Second Quarter Operating and Financial Results

•	Announced the Acquisition of Bio-Reference Laboratories; Closing Anticipated by the End of August

•	Acquired EirGen Pharma, A Growing, Profitable Specialty Pharmaceutical Developer and Manufacturer

•	RayaldeeTM New Drug Application (NDA) Submission Accepted by FDA; Expected PDUFA date of March 29, 2016

•	Completed the Enrollment in hGH-CTP Phase 3 Trial in Growth Hormone Deficient Adults

•	New Pre-Clinical Data Supporting Subcutaneous Administration for Long Acting Factor VIIa-CTP for Hemophilia; Phase 2a Clinical Trial Expected to Commence in Q3 2015

•	Phase 1 Clinical Trial for Long Acting Oxyntomodulin for Obesity and Diabetes Expected to Commence During 2H 2015

•	4Kscore® Blood Test to Identify Risk of Aggressive Prostate Cancer Further Validated by Inclusion in the National Comprehensive Cancer Network Guidelines for Cancer Early Detection

•	Expected Rolapitant™ PDUFA Date of September 5, 2015; OPKO to Receive Up To an Additional $110 Million of Milestone Payments Upon Approval and Commercialization

MIAMI—(BUSINESS WIRE)— OPKO Health, Inc. (NYSE:OPK), a multi-national biopharmaceutical and diagnostics company, today reported operating and financial results for its second quarter ended June 30, 2015.

Business Highlights

•	OPKO to Acquire Bio-Reference Laboratories: OPKO and Bio-Reference Laboratories signed a definitive merger agreement on June 3, 2015 under which OPKO will acquire Bio-Reference Laboratories. Bio-Reference Laboratories is the third largest full service clinical laboratory in the United States and is known for its innovative technological solutions and pioneering leadership in the areas of genomics and genetic sequencing. Through GeneDx, Bio-Reference Laboratories’ genetic sequencing laboratory, and GenPath Diagnostics, its Oncology and Women’s Health business units, Bio-Reference Laboratories has accumulated a vast array of genetic and genomics data that OPKO will make available to industry and academic scientists to enhance their drug discovery and clinical trial programs. Under the terms of the agreement, holders of Bio-Reference Laboratories common stock will receive 2.75 shares of OPKO common stock for each share of Bio-Reference Laboratories common stock. Closing of the transaction is subject to approval of Bio-Reference Laboratories’ shareholders, and other customary conditions. OPKO intends to leverage the national marketing, sales, and distribution resources of Bio-Reference Laboratories to enhance sales of OPKO’s 4Kscore test, a blood test that provides a man’s specific personalized risk score for aggressive prostate cancer, and other OPKO diagnostic products under development.

•	Acquired EirGen Pharma; A Growing, Profitable Specialty Pharmaceutical Developer and Manufacturer: OPKO acquired EirGen Pharma, Ltd., a growing, profitable, cash flow positive specialty pharmaceutical company focused on the development, manufacturing, and commercial supply of high potency, high barrier to entry pharmaceutical products for sale in the U.S., Canada, Japan, Australia, Europe, and in other countries around the world. The company, situated in a state of the art, high containment research and development and manufacturing facility, is approved by the FDA, EMEA (European Health Authorities) and the PMDA (Japanese Health Authorities). To date, EirGen and its commercial partners have filed 10 product applications with the FDA and 5 each in Europe and Japan. EirGen has a strong research and development portfolio of over 20 niche, high barrier to entry drugs. EirGen will rapidly expand its drug portfolio with access to additional capital from OPKO, together with the generous benefits of Irish government programs encouraging research and development in Ireland. Eirgen also offers significant synergies and benefits to OPKO through is ability to manufacture OPKO’s current and future products which will contribute to a more favorable tax rate in the future.

•	Rayaldee NDA Submission Accepted by FDA; Expected PDUFA date of March 29, 2016: OPKO previously announced successful top-line results from both of its pivotal Phase 3 trials with Rayaldee in late 2014. These trials were identical randomized, double-blind, placebo-controlled, multi-site studies intended to establish the safety and efficacy of Rayaldee as a new treatment for secondary hyperparathyroidism (SHPT) in patients with stage 3 or 4 chronic kidney disease (CKD) and vitamin D insufficiency.

•	Completed the Enrollment in its ongoing Phase 3 Trial in Growth Hormone Deficient Adults: The trial is designed to evaluate the safety and efficacy of hGH-CTP with a primary endpoint of superiority compared to placebo in decreasing fat mass in adults with GHD. The trial is a randomized, double-blind, placebo-controlled, multi-center, global study in adults with GHD. The study is divided into two treatment periods: a 26-week, double-blind, placebo-controlled part, followed by a 26-week, open-label extension. The study is expected to end toward the second half of 2016; regulatory submission will follow study completion.

•	IND for Long Acting Factor VIIa-CTP for Hemophilia Filed and Accepted: In March 2015, the FDA accepted OPKO’s IND application to Initiate a Phase 2a Trial for its Long-Acting Coagulation Factor VIIa-CTP to Treat Hemophilia. Clinical Trials are expected to commence during Q3 2015.

•	Clinical Studies for Long Acting Oxyntomodulin for Obesity and Diabetes Expected to Begin During 2015: OPKO expects to commence studies for its long acting Oxyntomodulin for diabetes and obesity in the second half of 2015.

•	OPKO’s 4Kscore® Recommended in National Comprehensive Cancer Network Guidelines for Prostate Cancer Early Detection: The National Comprehensive Cancer Network (NCCN) included 4Kscore® as a recommended test in the 2015 NCCN Guidelines for Prostate Cancer Early Detection. The panel concluded that the 4Kscore, as a blood test with greater specificity over the PSA test, is indicated for use prior to a first prostate biopsy or after a negative biopsy to assist patients and physicians in further defining the probability of high-grade cancer.

•

Rolapitant PDUFA Date is September 5, 2015: OPKO’s partner, TESARO, submitted a NDA to the FDA for approval of oral rolapitant, an investigational neurokinin-1 (NK-1) receptor antagonist in development for the prevention of chemotherapy-induced nausea and vomiting

(CINV). The NDA is supported by data from four controlled studies covering a spectrum of patients receiving chemotherapy that commonly causes nausea and vomiting. The top-line results of three of the Phase 3 studies were previously announced by TESARO. Upon approval and following commercialization, OPKO will receive up to $110 Million in additional milestones and tiered, double digit royalties.

“The first half of 2015 was transformational for OPKO,” said Phillip Frost, M.D., Chairman and CEO. “We believe that the closing of the Pfizer transaction, the acquisition of EirGen and our pending transaction with Bio-Reference will result in OPKO having significant revenue opportunities and an expanded commercial presence to broadly sell and market our products and services. The submission and acceptance of our NDA filing for Rayaldee were also important parts of bringing to market a new therapeutic option for patients with stage 3 or 4 chronic kidney disease and vitamin D insufficiency. We expect the initiation of our important clinical development programs for Factor VIIa-CTP and oxyntomodulin, products with great commercial potential, during the second half of the year,” continued Dr. Frost. “The 4Kscore Test’s addition to the NCCN guideline represents a major step towards its becoming the standard of care for early detection of aggressive prostate cancer as well as obtaining reimbursement from the healthcare providers.”

Financial Highlights

•	Cash, cash equivalents and marketable securities were $221.2 million as of June 30, 2015.

¡	Reflects receipt of Pfizer upfront payments of $295.0 million, partially offset by a $94.7 million cash payment for the acquisition of EirGen (net of cash on hand of EirGen) and a one-time $25.9 million payment to the Office of the Chief Scientist in Israel related to the Pfizer transaction.

•	Consolidated revenues increased to $42.4 and $72.5 million during the three and six months ended June 30, 2015 from $23.5 and $45.8 million in the comparable periods of 2014. Revenue for the three and six months ended June 30, 2015 included $17.7 and $30.2 million of revenue resulting from OPKO’s collaboration agreement with Pfizer. OPKO is recording revenue in connection with the Pfizer transaction on a straight-line basis over the expected development period.

•	Net loss for the three and six months ended June 30, 2015 was $42.8 million and $159.9 million and included increased operating expenses including increased research and development expense of $13.3 million and $17.8 million, respectively, in comparison to the 2014 periods. Further, the three and six month periods included significant non-recurring and or non-cash charges, such as:

¡	$25.9 million of non-recurring operating expense related to the repayment of a grant to the Office of the Chief Scientist in Israel related to the Pfizer transaction; and

¡	$16.6 million and $66.3 million in non-cash charges related to the change in value of embedded derivatives during the three and six months of 2015, which are part of our January 2013 convertible senior notes due in 2033 (the “2033 Senior Notes”). This non-cash charge is principally a result of the increased market price of our common stock since December 31, 2014.

CONFERENCE CALL & WEBCAST INFORMATION:

WHEN: Wednesday, August 5, 2015, 4:30 p.m. ET

DOMESTIC & CANADA DIAL-IN: (888) 283-6901

INTERNATIONAL DIAL-IN: (719) 457-2506

LIVE WEBCAST LINK: http://public.viavid.com/index.php?id=115768

For those unable to participate in the conference call or webcast, a replay will be available beginning August 5, 2015 at 7:30 p.m. ET until August 12, 2015 at 11:59 p.m. ET. To access the replay, dial (877) 870-5176 or (858) 384-5517. The replay passcode is 6203507.

The replay can also be accessed for a period of time on OPKO’s website at www.opko.com.

About OPKO Health, Inc.

We are a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging our discovery, development and commercialization expertise and our novel and proprietary technologies.

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Bio-Reference Laboratories, Inc. (“Bio-Reference Laboratories”) and OPKO Health, Inc. (“OPKO”). In connection with this proposed business combination, Bio-Reference Laboratories and/or OPKO will file relevant materials with the Securities Exchange Commission (the “SEC”), including an OPKO registration statement on Form S-4, which was filed with the SEC on July 2, 2015, was amended by Amendment No. 1 on July 15, 2015, and was declared effective on July 17, 2015, and a definitive proxy statement/prospectus in connection with the proposed transaction, which was filed by Bio-Reference Laboratories and OPKO on July 20, 2015. Bio-Reference Laboratories first mailed the definitive proxy statement/prospectus to Bio-Reference Laboratories shareholders on July 20, 2015. INVESTORS AND SECURITY HOLDERS OF BIO-REFERENCE LABORATORIES AND OPKO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of the definitive proxy statement/prospectus and other documents filed with the SEC by Bio-Reference Laboratories and/or OPKO through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Bio-Reference Laboratories are available free of charge on Bio-Reference Laboratories’ website at http://www.bioreference.com or by contacting Bio-Reference Laboratories’ Investor Relations Department by email at tmackay@bioreference.com or by phone at (201) 791-2600. Copies of the documents filed with the SEC by OPKO are available free of charge on OPKO’s website at www.opko.com or by contacting OPKO’s Investor Relations Department by email at contact@opko.com or by phone at (305) 575-4100.

Participants in Solicitation

Bio-Reference Laboratories, OPKO, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Bio-Reference Laboratories is set forth in its Annual Report on Form 10-K for the year ended October 31, 2014, which was filed with the SEC on January 13, 2015, its Quarterly Report on Form 10-Q for the quarter ended April 30, 2015 which was filed with the SEC on June 9, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on March 5, 2015, April 29, 2015, June 4, 2015, June 8, 2015, June 10, 2015 and June 11, 2015. Information about the directors and executive officers of OPKO is set forth in its amended Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and April 30, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on May 7, 2015, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 which was filed with the SEC on May 11, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on March 19, 2015, June 4, 2015, June 9, 2015, June 10, 2015, June 18, 2015 and July 2, 2015.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement/prospectus and other relevant materials filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of Bio-Reference Laboratories by OPKO, including any statements regarding the expected timetable for completing the proposed transaction, synergies, benefits and opportunities of the proposed transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding OPKO’s and Bio-Reference Laboratories’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of Bio-Reference Laboratories and OPKO, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of Bio-Reference Laboratories’ shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; ability to successfully integrate the businesses; risk that the transaction and its announcement could have an adverse effect on Bio-Reference Laboratories’ ability to retain customers and retain and hire key personnel; the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected; new information arising out of clinical trial results; and the risk that the safety and/or efficacy results of existing clinical trials will not support continued clinical development, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this communication may become outdated over time. OPKO and Bio-Reference Laboratories do not assume any responsibility for updating any forward-looking statements. Additional information concerning these and other factors can be found in Bio-Reference Laboratories’ and OPKO’s respective filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at www.sec.gov, including Bio-Reference Laboratories’ and OPKO’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the definitive proxy statement/prospectus. The foregoing list of important factors is not exclusive. Bio-Reference Laboratories and OPKO assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

OPKO Health, Inc.

Steve Rubin or Adam Logal (305) 575-4100

OPKO Health, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in millions)

	As of
	June 30, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$221.2	$96.9
Other current assets	57.1	46.0

Total Current Assets	278.3	142.9
In-process Research and Development and Goodwill	1,102.1	1,017.4
Other assets	145.1	107.4

Total Assets	$1,525.5	$1,267.7

Liabilities and Equity:
Current liabilities	$180.5	$83.1
2033 Senior Notes, net	109.2	131.5
Other long-term liabilities	408.8	217.3

Total Liabilities	698.5	431.9
Equity	827.0	835.8

Total Liabilities and Equity	$1,525.5	$1,267.7

OPKO Health, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	For the three months ended June 30,
	2015	2014
Revenues	$42.4	$23.5
Costs and expenses	67.8	58.4

Operating loss	(25.4)	(34.9)
Other income and (expense), net	(16.8)	9.3

Loss before income taxes and investment losses	(42.2)	(25.6)
Benefit from (provision for) income taxes	(0.3)	(0.1)

Loss before investment losses	(42.5)	(25.7)
Loss from investments in investees	(0.8)	(0.4)

Net loss	(43.3)	(26.1)
Less: Net loss attributable to non-controlling interests	(0.5)	(0.6)

Net loss attributable to common shareholders	$(42.8)	$(25.5)

Basic and diluted loss per share	$(0.09)	$(0.06)

	For the six months ended June 30,
	2015	2014

Revenues	$72.5	$45.8
Costs and expenses	154.8	111.0

Operating loss	(82.3)	(65.2)
Other income and (expense), net	(70.6)	(2.8)

Loss before income taxes and investment losses	(152.9)	(68.0)
Benefit from (provision for) income taxes	(5.8)	(0.7)

Loss before investment losses	(158.7)	(68.7)
Loss from investments in investees	(2.6)	(2.4)

Net loss	(161.3)	(71.1)
Less: Net loss attributable to non-controlling interests	(1.4)	(1.1)

Net loss attributable to common shareholders	$(159.9)	$(70.0)

Basic and diluted loss per share	$(0.35)	$(0.17)